As filed with the Securities and Exchange Commission on October 8, 2013

Registration No. 333-173309

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1

to the

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DREWRYS BREWING COMPANY
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	2082 (Primary Standard Industrial Classification Code Number)	27-3733432 (I.R.S. Employer Identification No.)

5402 Brittany Drive, McHenry, Illinois 60060    (815) 575-4815

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

FRANCIS P. MANZO III

Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

5402 Brittany Drive, McHenry, Illinois 60060

(815) 575-4815

(Name, address, including zip code, and telephone number including area code, of agent for service)

With a copy to:

CLAUDIA McDOWELL Law Offices of McDowell Odom LLP 28494 Westinghouse Place, Suite 213 Valencia, California 91355 Telephone: (661) 449-9630 and Facsimile (818) 475-1819

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

The public offering pursuant to the Form S-1 Registration Statement (Registration No. 333-182113) of Drewrys Brewing Company (the “Company”) has to date offered and sold in the offering 173,500 shares of its Common Stock of the Company. The public offering provided proceeds to the Company in the amount of $17,350.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McHenry, State of Illinois, on the 8th day of October, 2013.

DREWRYS BREWING COMPANY

By: /s/ Francis P. Manzo III

Francis P. Manzo III

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francis P. Manzo III Francs P. Manzo III	President, Chief Executive Officer, (Principal Executive Officer), Treasurer (Principal Financial and Accounting Officer), Secretary, Chairman	October 8, 2013